UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2012

XFORMITY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23391	84-1434313
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4100 Spring Valley Road, Suite 800. Dallas, Texas  75244
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (972) 661-1200

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 1, 2012,  XFormity, Inc., a Texas corporation (“XFormity” or “Seller”), the wholly-owned subsidiary of XFormity Technologies, Inc., a Colorado corporation (the “Company”) executed an Asset Purchase Agreement dated effective August 1, 2012 (“Sale Agreement”) pursuant to which XFormity agreed to transfer, sell and assign to Altametrics XFormity, LLC, a Delaware limited liability company (“Altametrics” or “Buyer”)  substantially all of the assets used in the conduct of the Business of XFormity (the “Asset Sale”).  The purchase price of the Asset Sale is $1.3 million, payable in cash at closing. The consummation of the Asset Sale is subject to several conditions precedent, including (i) the execution of an Escrow Agreement and the funding of that escrow in the amount of $650,000 as part of the purchase price for the Asset Sale (ii) the election of b-50.com, LLC not to exercise its right of first refusal contained in a patent license with XFormity, and (iii) obtaining shareholder approval of the Asset Sale by the shareholders of the Company (the “Conditions”).  No prediction can be made when the Conditions will be satisfied and the Asset Sale consummated.  The Sale Agreement permits until March 31, 2013 to satisfy the Conditions.

If the Asset Sale is consummated, of which there can be no assurance, the proceeds of the Asset Sale will be used, in their entirety, to repay the outstanding secured convertible debentures owed by the Company and XFormity to its secured lenders.  The outstanding principal and accrued interest under the debentures is in excess of the purchase price; but the secured lenders have agreed to release their lien and security interest against the assets in consideration of the lesser amount.  There will not be any dividend or distribution paid to the Company’s shareholders as a result of the Asset Sale.

Concurrently with the execution of the Sale Agreement, XFormity and Altametrics executed a Management Agreement pursuant to which XFormity has engaged Altametrics to manage its business and operations pending consummation of the Asset Sale.  Under the terms of the Management Agreement, Altametrics will provide XFormity with working capital advances and manage its business on its behalf.  In consideration of those services, Altametrics will be entitled to any net profits generated by the XFormity operations during the management period.

Also concurrently with the execution of the Sale Agreement and Management Agreement, XFormity granted to Altametrics a non-exclusive world-wide royalty free license to use XFormity’s intellectual property rights.  In consideration of the License, Altametrics has agreed to pay a one-time license fee of $300,000.

Also effective August 1, 2012,  certain key employees of XFormity, including Chris Ball and Drew Seale, resigned as employees of XFormity to be engaged by Altametrics as its employee to assist in implementing the Management Agreement.  Messrs. Ball and Seale will continue to serve as non-salaried officers and directors of the Company.

If the Asset Sale is consummated, of which there can be no assurance, the Company, as a public entity, intends to attempt to identify a new business target to acquire.  There can be no assurance that those efforts will be successful.

ITEM 9.01

EXHIBITS

99.1

Asset Purchase and Sale Agreement dated effective August 1, 2012.

99.2

Escrow Agreement*

99.3

License Agreement

99.4

Management Agreement

*

to be filed by amendment.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XFormity Technologies, Inc.(Registrant)

Dated: August 7, 2012	__/s/ Chris Ball ____ Chris Ball, CEO

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